UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 31, 2012
(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)
(336) 889-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On July 31, 2012, John R. Congdon, a Senior Vice President of Old Dominion Freight Line, Inc. (the “Company”), informed the Company’s Board of Directors (the “Board”) that effective August 3, 2012, he intended to resign from his position as Senior Vice President but would continue to serve the Company as its Manager – Equipment Purchasing. In connection with his resignation as a Senior Vice President, the Board and Mr. Congdon agreed to terminate that certain Amended and Restated Employment Agreement, as amended, between the Company and Mr. Congdon (the “Agreement”), effective August 3, 2012. The Agreement currently provides Mr. Congdon with, among other things, certain base salary arrangements and bonus opportunities as well as change in control benefits. The Agreement also provides Mr. Congdon with the right to designate a beneficiary for $2.0 million in death benefits under certain life insurance contracts owned by the Company.

In accordance with Section 5.2 of the Agreement, each of the Company and Mr. Congdon have executed a written Termination of Amended and Restated Employment Agreement, as Amended (the “Termination of Agreement”), pursuant to which the Agreement shall be terminated without penalty to the Company and shall be of no further force or effect as of August 3, 2012. In compliance with the existing life insurance contracts noted above, however, the Company is required to continue to provide Mr. Congdon with beneficiary designation rights. The Termination of Agreement is attached hereto as Exhibit 10.17.14 and is incorporated herein by reference.

Mr. Congdon is the brother of Earl E. Congdon, the Company’s Executive Chairman, and the uncle of David S. Congdon, the Company’s President and Chief Executive Officer. Mr. Congdon will continue to serve as a member of the Company’s Board and as Chairman of the Board of Directors of a corporation with which the Company does business from time to time.

Item 8.01.	Other Events.

In conjunction with the foregoing, on July 31, 2012, John R. Congdon relinquished his position as Vice Chairman of the Company’s Board. As noted above, Mr. Congdon will continue to serve as a member of the Company’s Board.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No. Description

10.17.14    Termination of Agreement, effective as of August 3, 2012, by and between Old Dominion Freight Line, Inc. and John R. Congdon

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)
Date: August 3, 2012

EXHIBIT INDEX

Exhibit No. Description

10.17.14    Termination of Agreement, effective as of August 3, 2012, by and between Old Dominion Freight Line, Inc. and John R. Congdon